Exhibit 99.1

MoneyGram Stockholders Overwhelmingly Approve Merger with Ant Financial

Transaction Remains On Track to Close in the Second Half of 2017

DALLAS, May 16, 2017 — MoneyGram (NASDAQ: MGI) today announced that its stockholders overwhelmingly voted to approve the company’s pending transaction with Ant Financial at the Special Meeting of MoneyGram stockholders that was held today. The preliminary voting results from the Special Meeting indicate 97 percent of the shares voted were in favor of the transaction, representing more than 82 percent of all outstanding shares. The Company will file final voting results with the Securities and Exchange Commission on a Form 8-K once they are certified by the independent inspector of elections.

“We appreciate the strong support from our stockholders in connection with the compelling transaction with Ant Financial,” said Alex Holmes, Chief Executive Officer of MoneyGram. “Stockholder approval represents an important milestone on our path to completing the transaction and maximizing value for our stockholders. We are confident our transaction with Ant Financial will create more jobs in the United States, increase competition in our industry, provide new digital solutions and help more customers across the world who depend on innovative and reliable financial connections to friends and family.”

The transaction with Ant Financial will enable MoneyGram to accelerate and expand its suite of global hybrid solutions while maintaining strong security and privacy protections for our customers. Upon completion of the transaction, MoneyGram, which will remain headquartered in Dallas and continue to operate under its existing brand, will leverage Ant Financial’s global presence and existing network to serve more than 630 million users.

As previously announced on April 16, 2017, MoneyGram and Ant Financial entered into an amended merger agreement under which Ant Financial increased the offer price to acquire all of the outstanding shares of MoneyGram for $18.00 per share in cash. The transaction is expected to be completed in the second half of 2017 upon the receipt of certain regulatory approvals.

For additional information regarding the transaction, including presentations, fact sheets and press releases, please visit www.antandmoneygram.com.

About MoneyGram

MoneyGram is a global provider of innovative money transfer services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in select markets. More information about MoneyGram International, Inc. is available at moneygram.com.

About Ant Financial

Ant Financial Services Group is focused on serving small and micro enterprises, as well as consumers. With the vision “bring small and beautiful changes to the world,” Ant Financial is dedicated to building an open ecosystem of Internet thinking and technologies while working with other financial institutions to support the future financial needs of society. Businesses operated by Ant Financial Services Group include Alipay, Ant Fortune, Zhima Credit and MYbank. Ant Financial Services Group is privately held and its majority owners are its employees and members of the Alibaba Partnership. For more information on Ant Financial, its Board of Directors and senior management please visit our website at www.antgroup.com or follow us on Twitter @AntFinancial.

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws, including, among other things, statements regarding the likelihood of the merger with Ant Financial being consummated and the timing of any consummation of the merger. These statements are subject to numerous risks and uncertainties, including the risk that requisite regulatory approvals may not be obtained or that the conditions to the closing of the merger may not otherwise be satisfied, many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

MoneyGram Contact

Michael Freitag / Joseph Sala / Viveca Tress

Joele Frank, Wilkinson Brimmer Katcher

Phone: 212 355 4449